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                                                                                                      										   Exhibit 20.b
Fingerhut Receivables, Inc.                                              Fingerhut Master Trust                  Monthly Report
Securityholder's Statement                                                    Series 1998-2                              May-98
						                                             Class A            Class B         CTO           Class D           Total
(i)   Security Amount                          337,500,000.00     51,136,000.00  61,364,000.00  61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                     0.00              0.00           0.00                             0.00
(iii) Security Interest Distributed              2,745,093.75        434,613.39     540,514.57                     3,720,221.70

Security Principal Distributed per $1,000           0.0000000         0.0000000      0.0000000
Security Interest Distributed per $1,000            8.1336111         8.4991667      8.8083333
(iv) Principal Collections                      28,534,993.58      4,323,453.13   5,188,211.40   5,188,211.40     43,234,869.50
(v)  Finance Collections                         9,599,608.64      1,454,475.81   1,745,393.73   1,745,393.73     14,544,871.92
      Recoveries                                 1,447,016.61        219,243.38     263,095.49     263,095.49      2,192,450.96
      Defeasance Funding Acct Earnings                   0.00              0.00           0.00           0.00              0.00
       	Total Finance Collections               11,046,625.25      1,673,719.20   2,008,489.22   2,008,489.22     16,737,322.88
       	Total Collections                       39,581,618.83      5,997,172.33   7,196,700.62   7,196,700.62     59,972,192.38
(vi) Aggregate Amount of Principal Receivables                                                                 1,199,231,228.31
      Invested Amount (End of Month)            337,500,000.00    51,136,000.00  61,364,000.00  61,364,000.00    511,364,000.00
      Floating Allocation Percentage               28.1430296%       4.2640651%     5.1169448%     5.1169448%       42.6409843%
      Invested Amount (Beginning of Month)                0.00             0.00           0.00           0.00              0.00
      Average Daily Invested Amount                                                                              511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                         77.06%  1,225,748,554.65
       30 Days to 59 Days                                                                               5.81%     92,412,042.96
       60 Days to 89 Days                                                                               3.52%     55,934,217.22
       90 Days and Over                                                                                13.62%    216,646,972.90
       	Total Receivables                                                                             100.00%  1,590,741,787.73
(viii) Aggregate Investor Default Amount                                                                          10,121,365.29
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                           22.58%
(ix)  Security Charge-Offs                               0.00              0.00          0.00            0.00              0.00

(x)   Servicing Fee                                591,780.82         89,663.12    107,597.15      107,597.15        896,638.25

(xi)  Pool Factor                                    1.000000          1.000000      1.000000

(xii) Unreimbursed Redirected Principal Collections                    0.000000      0.000000       0.000000               0.00
(xiii)Excess Funding Account Balance                                                                                       0.00
(xiv) CTO Trigger Event Occurrence                                                                                         None
      CTO Reserve Amount                                                                                                    N/A
(xv) Number of New Accounts Added to the Trust                                                                          107,558
(xvi) Revolving Receivables Reserve Account Balance                                                                 $500,000.00
(xvii) Defeasance Funding Account Balance                                                                                  0.00
Average Net Portfolio Yield                                                                                              14.76%
Minimum Base Rate                                                                                                         8.31%
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